EXHIBIT 3.3


                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                            BMW MANUFACTURING L.P.


     This Agreement of Limited Partnership is entered into as of this 12 day of February, 1996, by and between BMW Facility Partners, Inc., a Delaware corporation ("BMW FP"), as the general partner (the "General Partner"), and
              ------                            ---------------------
BMW Financial Services N.A., Inc., a Delaware corporation ("BMW FS"), as the
                                                            ------
limited partner (the "Limited Partner"; the General Partner and Limited Partner
                      ---------------
are sometimes herein collectively referred to as the "Partners").

     WHEREAS, the General Partner heretofore has executed and filed with the Secretary of State of the State of Indiana a Certificate of Limited Partnership as the initial step in forming a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act of Indiana (as amended from time to time, the "Act"); and
              ---
     WHEREAS, the Partners desire to complete the formation of such limited partnership pursuant to the term hereof;

     NOW, THEREFORE, the Partners hereby agree as follows:

                                   ARTICLE I
                       FORMATION OF LIMITED PARTNERSHIP

     Section 1.1  Formation of Limited Partnership.  The parties hereto have
                  --------------------------------
agreed to form a limited partnership pursuant to the provisions of the Act, and the rights and liabilities of the Partners shall be as provided in the Act except as herein otherwise expressly provided.

     Section 1.2  Partnership Name and Principal Office.  The name of the
                  -------------------------------------
Partnership shall be "BMW Manufacturing L.P." The General Partner shall have the power at any time to change the name of the Partnership. The principal business office of the Partnership shall be in Woodcliff Lake, New Jersey. The business of the Partnership may also be conducted at such additional place or places as the General Partner may determine.

     Section 1.3  Office of and Agent for Service of Process.  The registered
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office of the Partnership in Indiana shall be maintained at 1 North Capital,
Indianapolis, IN 46204. The Partnership's agent for service of process on the Partnership's agent for service of process on the Partnership shall be CT Corporation System. The General



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Partner may change, at any time and from time to time, the location of such registered office and/or such registered agent upon written notice of the change to the Initial Limited Partner.

     Section 1.4  Term of Partnership.  The Partnership shall commence as of the
                  -------------------
date of the execution of this Agreement and shall continue in full force and effect for twenty-five (25) years, unless sooner terminated as hereinafter provided.

     Section 1.5  Purpose of Partnership.  The purpose to be conducted or
                  ----------------------
promoted by the Partnership is to engage in the following activities:


          (a) To acquire leases related to motor vehicles, monies due thereunder, motor vehicles and interests therein, insurance policies related thereto or rights to receive the proceeds thereof, and related rights (collectively, "Assets");
                            ------

          (b) to acquire, own, hold, service, lease, re-lease, transfer, sell, assign, pledge, invest, lend and otherwise deal with Assets and interests in Assets, collateral securing Assets, related insurance policies, cash, marketable securities and any proceeds or further rights associated with any of the foregoing;

          (c)  to transfer Assets to trusts ("Trusts");
                                              ------
          (d) to purchase and sell any series or class of certificates, notes or other securities issued by any trust (collectively, the "Securities");
                                                                 ----------
          (e) to hold and enjoy all of the rights and privileges as the owner or otherwise of any Securities;

          (f) to enter into and perform obligations under any trust agreement, pooling and servicing agreement, indenture or other agreement related to Assets or any trust ("Agreements");
                           ----------
          (g) to engage in any activity and to exercise any powers permitted to limited partnerships under the laws of the State of Indiana that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
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      Section 1.6   Addresses of Partners, Percentage Interests. The addresses
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 of the Partners and their respective Percentage Interests are set forth in
 Exhibit A hereto.

                                  ARTICLE II
                                 DEFINITIONS

      Section 2.1   Defined Terms. Except as otherwise specified or as the
                    --------------
context may otherwise require, the following terms have the respective meaning set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms:

      "Act" shall have the meaning assigned thereto in Section 1.1.
       ---

      "Agreement" shall mean this Agreement of Limited Partnership, as the same
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may be amended or modified from time to time.

      "Agreements" shall have the meaning assigned thereto in Section 1.5.
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      "Bankruptcy or Insolvency" shall be deemed to have occurred with respect
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to any Partner if such Partner shall file in any court pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency, or shall file for reorganization or for the appointment of a receiver or a trustee of all or a material portion of such Partner's property, or if any such Partner shall make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they fall due or sell, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of any material portion of its property. If there shall be filed against any Partner in any court pursuant to any statute of the United States or of any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of such Partner's property, and within sixty days after the commencement of any such proceeding, such petition shall not have been dismissed, then such Partner against whom shall be bankrupt or insolvent for purposes of this Agreement. In addition, if the whole or any portion of the interest of any Partner in the Partnership is subject to levy or attachment, and such levy or attachment is not released or discharged within sixty days, such Partner shall be deemed bankrupt or insolvent for purposes of this Agreement.











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     "Capital Account" shall mean the account maintained for each Partner in
      ---------------
accordance with Treasury Regulation Section 1.704-1(b)(2)(iv), or any other similar successor provision thereto. An assignee of an Interest in the Partnership shall succeed to the Capital Account of the predecessor holder of such Interest.

     "Capital Contribution" shall mean the total amount of money and the fair
      --------------------
market value of property contributed to the Partnership by all of the Partners or any class of Partners or any one Partner, as the case may be (or the predecessor holder or holders of the Interest or Interests of such Partner or Partners).

     "Dissolution and Termination" shall be deemed to have occurred upon the
      ---------------------------
earlier of the adoption of a plan of liquidation by such Partner or the effective date of dissolution in accordance with applicable statutory law.

     "General Partner" shall have the meaning assigned thereto in the preamble
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of this Agreement.

     "Initial Limited Partner" shall mean BMW Financial Services, N.A., Inc.
      -----------------------

     "Interest" shall mean the entire ownership interest of a Partner in the
      --------
Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

     "Limited Partner" shall have the meaning assigned thereto in the preamble
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to this Agreement.

     "Net Cash Flow" shall mean, as of the close of any fiscal one-month period,
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any and all amounts received by the Partnership on or before such date (other than capital Contributions), less (i) amounts previously distributed under
Section 4.1, (ii) costs and expenses to be paid pursuant to Section 4.2 and
(iii) all other cash expenditures made by or on behalf of the Partnership.

     "Partners" shall have the meaning assigned thereto in the preamble to this
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Agreement.

     "Partnership" shall mean the limited partnership formed hereby.
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     "Percentage Interests" shall mean the Percentage Interests of the Partners
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as set forth in Exhibit A.

     "Securities" shall have the meaning assigned thereto in the preamble to
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this Agreement.












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     "Transfer" shall mean a sale, consignment, hypothecation, pledge, creation
      --------
of a security interest of lien, encumbrance, gift, placement in trust, or other voluntary disposition or transfer.

     "Trusts" shall have the meaning assigned thereto in Section 1.5.
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     "Trust Agreement" shall mean the Trust Agreement among the Partnership and
      ---------------
Chemical Bank Delaware, as Trustee, as the same may be amended or otherwise modified from time to time creating a Delaware business trust to be known as the "Financial Services Vehicle Trust."

     Section 2.2  Incorporation by Reference.  Capitalized terms defined in the
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Trust Agreement and used in this Agreement without definition shall have the meanings assigned thereto in the Trust Agreement.

                                  ARTICLE III
                      PARTNERS AND CAPITAL CONTRIBUTIONS

     Section 3.1  Contributions of General Partner and Initial Limited Partner.
                  ------------------------------------------------------------
The General Partner and Initial Limited Partner have respectively made certain Capital Contributions to the Partnership.

     Section 3.2  Additional Capital Contributions.  No Partner shall be
                  --------------------------------
obligated to make any additional Capital Contribution to the Partnership. Notwithstanding anything to the contrary elsewhere contained in this Agreement, the General Partner shall make a capital contribution in an amount equal to at least 1.01% of each capital contribution made by the Limited Partner.

                                  ARTICLE IV
                                 DISTRIBUTIONS

     Section 4.1  Distributions of Net Cash Flow.  Net Cash Flow shall be
                  ------------------------------
distributed at the close of any fiscal one-month period to the Partners in accordance with their respective Percentage Interests. Notwithstanding anything to the contrary in this Agreement, all funds received by the Limited Partnership as proceeds of the issuance of certificates secured by or representing an interest in the assets of any securitization trust shall be distributed to the Limited Partner on the closing date for such issuance. Notwithstanding anything to the contrary provided elsewhere in this Agreement, the General Partner shall be entitled to receive at least one percent (1%) of every distribution made to the Partners from the Partnership and the interests of the General Partner in each material item of Partnership


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income, gain, loss, deduction or credit shall be equal to at least one percent
(1%) of each such item.

     Section 4.2  Expenses of the General Partner and the Partnership.  The
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Partnership will pay all costs and expenses properly incurred in connection with the Partnership's affairs (or shall reimburse the General Partner for having incurred any such out-of-pocket expenses), including, without limitation, all expenses of conducting the business of the Partnership.

                                   ARTICLE V
                  ALLOCATION OF PROFITS OR LOSSES AND CREDITS

     Section 5.1  Allocation of Profits and Losses.  The profits and losses of
                  --------------------------------
the Partnership as determined for federal income taxes, including each item of income, gain, deduction, nonrecourse deduction and loss, shall be allocated with the Partners' respective Capital Contributions.

                                  ARTICLE VI
                             CONDUCT OF OPERATIONS

     Section 6.1  Management.  The General Partner shall have full and exclusive
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management and control of the business or the Partnership.

     Section 6.2  Limitation of Actions.  Notwithstanding any other provision of
                  ---------------------
this Agreement and any provision of law that otherwise so empowers the General Partner, the General Partner shall not, without the prior written consent of each trustee from time to time (the "Trustees") under the Agreements (or any supplements thereto) which are then in effect, cause the Partnership to do any of the following (unless and to the extent that any such Agreement expressly permits the Partnership to take such action without the consent of the related Trustee);

          (a)  engage in any business or activity other than those set forth in
Section 1.5 or amend, alter, change or repeal Section 1.5 or this Section 6.2;




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     (b) incur any indebtedness, or assume or guaranty any indebtedness or any other entity, other than (i) indebtedness incurred or guaranteed in connection with the issuance of Securities; (ii) indebtedness to a Partner or any affiliate thereof incurred or guaranteed in connection with the acquisition of Assets, which indebtedness will provide that for so long as any Securities are outstanding, such indebtedness will only be payable to the extent the Partnership has available cash to pay such indebtedness; and (iii) indebtedness where the person to whom the indebtedness is owing has delivered to the Partnership an undertaking that it will not institute against, or join any other person in instituting against, the Partnership any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law, that it will not look to property or assets of the Partnership in respect to such obligations, and that such obligations shall not constitute a claim against the Partnership in the event that the assets of the Partnership are insufficient to pay in full such obligations, in each case for one year after all Securities (other than Securities held by the Partnership) are paid in full;

     (c)  dissolve or liquidate, in whole or in part;

     (d) consolidate or merge with or into any other entity or convey or transfer or lease the properties and assets of the Partnership substantially as an entirety to any entity, or permit any entity to merge into the Partnership or convey, transfer, or lease its property substantially as an entirety to the Partnership, except as provided in Section 1.5; or

     (e) without the affirmative vote of 100% of the members of the board of directors of the General Partner, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency proceedings against the Partnership or file a petition seeking or consent to reorganization relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of the property of the Partnership, or make any

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     assignment for the benefit of creditors, or admit in writing its inability to pay the debts of the Partnership generally as they become due, or take partnership action in furtherance of any such action.

                                  ARTICLE VII
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNER

     Section 7.1  Limited Liability. The Limited Partner shall not be personally
                  -----------------
liable for any of the debts, liabilities, contracts or other obligations of the Partnership beyond the amount contributed or contracted to be contributed by the Limited Partner to the capital of the Partnership.

     Section 7.2  No Management Responsibility. The Limited Partner, as such,
                  ----------------------------
shall not take part in the management of the business or transact any business for the Partnership.

     Section 7.3  No Authority to Act.  the Limited Partner, as such, shall not
                  -------------------
have the authority to act on behalf of or bind the Partnership.

                                 ARTICLE VIII
                    TRANSFERABILITY OF PARTNERS' INTERESTS

     Section 8.1 Restriction on Transfer. No Partner may sell, assign, mortgage,
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hypothecate, pledge, create a security interest in or lien upon, encumber, give, place in trust, or otherwise voluntarily or involuntarily dispose of or transfer all or any portion of its Interest.

                                  ARTICLE IX
                          DISSOLUTION AND LIQUIDATION

      Section 9.1 Dissolution. The Partnership shall be dissolved upon the
                  -----------
occurence of any of the following events:

           (a) the expiration of the Term of the Partnership;

           (b) the Bankruptcy or Insolvency, or Dissolution or Termination, of the General Partner;

           (c) the Transfer of all or any portion of an Interest; or

           (d) the happening of any other event that makes it unlawful to carry on the business of the Partnership or results in a dissolution of the Partnership under the Act.




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        Section 9.2  Winding Up and Liquidation of the Partnership. Upon the
                    ---------------------------------------------
dissolution of the Partnership, the General Partner, or if it is not available, a liquidator selected by the Limited Partner, shall proceed to wind up the Partnership business. The General Partner or such liquidator, as the case may be, shall apply the Partnership assets, after payment of Partnership debts and liabilities, and the creation of such reserves as the General Partner or liquidator deems appropriate, to the Partners in accordance with their Percentage Interests.

                                   ARTICLE X
                               POWER OF ATTORNEY

        Section 10.1  General Partner as Attorney-in-Fact.  The Limited Partner
                      -----------------------------------
hereby makes, constitutes, and appoints the General Partner with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record (a) all certificates or limited partnership, assumed name or similar certificates, and other certificates and instruments (including counterparts of this Agreement) which the General Partner deems necessary in its reasonable discretion to be filed by the Partnership under the laws of the State of Indiana or any other state or jurisdiction in which the Partnership is doing or intends to do business; (b) any and all amendments or changes to the instruments described in clause (a), as now or hereafter amended, which the General Partner may deem necessary in its reasonable discretion to effect a change or modification of the Partnership in accordance with the terms of this Agreement, including, without limitation, amendments or changes to reflect (i) any amendments adopted by the Partners in accordance with the terms of this Agreement; (ii) the admission of any substituted Partner; and (iii) the disposition by any Partner of its interest in the Partnership; (c) all certificates of cancellation and other instruments which the General Partner deems necessary in its reasonable discretion to effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; and (d) any other instrument which is now or may hereafter be required by law to be filed on behalf of the Partnership or is deemed necessary by the General Partner in its reasonable discretion to carry out fully the provisions of this Agreement in accordance with its terms. The Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall reasonably consider necessary in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite
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or advisable to be done in connection with the foregoing as fully as such
Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

     Section 10.2  Nature as Special Power.  The power of attorney granted
                   -----------------------
pursuant to this Article X:

          (a) is a special power of attorney coupled with an interest and is irrevocable;

          (b) may be exercised by any such attorney-in-fact by listing the Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Partners; and

          (c) shall survive the bankruptcy, insolvency, dissolution, or cessation of existence of a partner and shall survive the delivery of an assignment by a Partner of its interest in the Partnership, except that where an assignee of a Partner is admitted as a substituted partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution.

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

     Section 11.1  Notices.  Any notices or communications shall be in writing,
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and may be either delivered personally (which shall include deliveries by courtier), by facsimile transmission or mailed, postage prepaid, by certified or registered mail, return receipt requested, directed to the parties at their respective addresses set forth in Exhibit A. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the Partnership at its office hereinabove set forth.

     Section 11.2  Amendments.  This Agreement shall be amended only by the
                   ----------
unanimous written consent of the Partners.

     Section 11.3  Headings.  Section and other headings contained in this
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Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent of this Agreement.
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        Section 11.4  Severability.  Every provision of this Agreement is
                      -------------
intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

        Section 11.5 Applicable Law.  Notwithstanding the place where this
                     ---------------
Agreement may be executed by any party, all the terms and provisions of this Agreement and the validity hereof shall be interpreted under the laws of the State of Indiana.

        Section 11.6  Counterparts.  This Agreement may be executed in any
                      -------------
number of counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

        Section 11.7  Effect of Agreement.  This Agreement shall be binding upon
                      --------------------
and inure to the benefit of each of the Partners, their successors and assigns.

        IN WITNESS WHEREOF, this Agreement of Limited Partnership is executed on the date first above written.

                                      BMW Facility Partners, Inc.,
                                      as General Partner


                                      By:/s/ Karl Sommer
                                         -----------------------------
                                      Name:  Karl Sommer
                                           ---------------------------
                                      Title: President
                                           ---------------------------

                                      BMW Financial Services N.A., Inc.,
                                      as Limited Partner


                                      By:/s/ Kevin P. Westfall
                                         ----------------------------
                                      Name:  Kevin P. Westfall
                                           --------------------------
                                      Title: President
                                            -------------------------
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                                   EXHIBIT A

                   ADDRESS OF PARTNERS, PERCENTAGE INTERESTS

    Address                                               Percentage Interest
    -------                                               -------------------

    General Partner:

    BMW Facility Partners, Inc.                                  1.0%
    300 Chestnut Ridge Road
    Woodcliff Lake, NJ 07675

    Limited Partner:

    BMW Financial Services N.A., Inc.                           99.0%
    300 Chestnut Ridge Road
    Woodcliff Lake, NJ 07675